UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.              )

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☐	Preliminary proxy statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hancock Park Corporate Income, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HANCOCK PARK CORPORATE INCOME, INC.
10 South Wacker Drive, Suite 2500
Chicago, Illinois 60606
(847) 734-2000
Shareholder Name
Address Line 1
Address Line 2
Address Line 3
EXTREMELY IMPORTANT
Commencing on November 9, 2023, Hancock Park Corporate Income, Inc. made the following communications to certain of its stockholders.
Re: Hancock Park Corporate Income, Inc.
Dear Stockholder:
We have been trying to get in touch with you regarding a very important matter pertaining to the shares you hold in Hancock Park Corporate Income, Inc. (the “Company”). This matter relates to the (i) election of one (1) member to our Board of Directors to serve as a Class I director, for a term of three years, or until his successor is elected and qualified; and (ii) ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, which requires your response and for which the Company further adjourned its Annual Meeting until November 29, 2023 at 10:00 a.m., local time, to allow stockholders additional time to exercise their voting rights by submitting their voting instructions.
It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.
Please contact D.F. King toll-free at (866) 406-2284 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.
Thank you.
Sincerely yours,
Bilal Rashid
Chairman of the Board of Directors, President and Chief Executive Officer